Exhibit 99.1

BWX Technologies Announces Pricing of Upsized Convertible Senior Notes Offering

(LYNCHBURG, Va., Nov. 6, 2025) – BWX Technologies, Inc. (NYSE: BWXT) (“BWXT”) announced today the pricing of its private offering of $1.1 billion aggregate principal amount of 0% Convertible Senior Notes due 2030 (the “Notes”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The size of the offering was increased from the previously announced $1.0 billion aggregate principal amount of Notes. The offering of the Notes is expected to close on November 10, 2025, subject to customary closing conditions. The Notes will be guaranteed by each of BWXT’s present and future direct and indirect wholly owned domestic subsidiaries that guarantees its existing and future capital markets indebtedness.

Key Elements of the Transaction

•         $1.1 billion 0% Convertible Senior Notes with an initial conversion price of approximately $262.51 per share of BWXT's common stock, which represents a premium of approximately 32.5% to the last reported sale price of BWXT's common stock on November 5, 2025.

•         Capped call transactions entered into in connection with the pricing of the Notes with an initial cap price of $396.24 per share of BWXT's common stock, which represents a premium of 100% to the last reported sale price of BWXT's common stock on November 5, 2025.

•         BWXT also granted the initial purchasers of the Notes an option to purchase up to an additional $150.0 million aggregate principal amount of the Notes, for settlement within a 13-day period beginning on, and including, the first date on which the Notes are issued.

Use of Proceeds

BWXT estimates that the net proceeds from the offering will be approximately $1,075.3 million (or $1,221.9 million if the initial purchasers exercise their option to purchase additional Notes in full) after deducting the initial purchasers' discount and commissions but before estimated offering expenses payable by it.

BWXT intends to (i) use approximately $116.1 million of the net proceeds to fund the cost of entering into the capped call transactions described below; (ii) use approximately $830.8 million of the net proceeds to repay in full all indebtedness outstanding under its existing credit facility; and (iii) use any remaining net proceeds for general corporate purposes. Concurrently with the closing of the offering, BWXT expects to enter into a new five-year $1.25 billion senior secured revolving credit facility to replace its existing credit facility.

Additional Details of the Notes

The Notes and the guarantees will be BWXT’s and the guarantors’ senior unsecured obligations. The Notes will mature on November 1, 2030, unless earlier converted, redeemed or repurchased. The Notes will not bear regular interest, and the principal amount of the Notes will not accrete.

Before August 1, 2030, noteholders will have the right to convert their Notes only upon the occurrence of certain events. From and after August 1, 2030, noteholders may convert their Notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. The initial conversion rate is 3.8094 shares of BWXT’s common stock per $1,000 principal amount of Notes, which represents an initial conversion price of approximately $262.51 per share of BWXT’s common stock. The initial conversion price represents a premium of approximately 32.5% over the last reported sale price of $198.12 per share of BWXT's common stock on November 5, 2025. The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events. BWXT will satisfy its conversion obligations by paying cash up to the aggregate principal amount of Notes to be converted and paying or delivering, as the case may be, cash, shares of its common stock or a combination of cash and shares of its common stock, at its election, in respect of the remainder, if any, of its conversion obligation in excess of the aggregate principal amount of the Notes being converted.

The Notes will not be redeemable before November 6, 2028. The Notes will be redeemable, in whole or in part (subject to certain limitations), for cash at BWXT's option at any time, and from time to time, on or after November 6, 2028 and before the 26th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of BWXT's common stock exceeds 130% of the conversion price for a specified period of time and certain other conditions are satisfied. The redemption price will be equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid special and additional interest, if any, to, but excluding, the redemption date. In addition, upon a notice of redemption, BWXT will, under certain circumstances, increase the conversion rate for noteholders who convert Notes in connection with such notice of redemption.

If a “fundamental change” (as defined in the indenture for the Notes) occurs, then, subject to a limited exception, noteholders may require BWXT to repurchase their Notes for cash. The repurchase price will be equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid special and additional interest, if any, to, but excluding, the applicable repurchase date. In addition, upon certain corporate events, BWXT will, under certain circumstances, increase the conversion rate for noteholders who convert Notes in connection with such a corporate event.

Capped Call Transactions

In connection with the pricing of the Notes, BWXT entered into privately negotiated capped call transactions with certain of the initial purchasers or their affiliates and certain other financial institutions (the “option counterparties”). The capped call transactions cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, the number of shares of BWXT's common stock initially underlying the Notes. If the initial purchasers exercise their option to purchase additional Notes, then BWXT expects to enter into additional capped call transactions with the option counterparties. The capped call transactions are expected generally to reduce the potential dilution to BWXT's common stock upon any conversion of the Notes and/or offset any potential cash payments BWXT is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap. The cap price of the capped call transactions will initially be $396.24, which represents a premium of 100% over the last reported sale price of BWXT's common stock of $198.12 per share on the New York Stock Exchange on November 5, 2025 and is subject to certain adjustments under the terms of the capped call transactions.

BWXT has been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to purchase shares of BWXT's common stock and/or enter into various derivative transactions with respect to BWXT's common stock concurrently with or shortly after the pricing of the Notes. This activity could increase (or reduce the size of any decrease in) the market price of BWXT's common stock or the Notes at that time. In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to BWXT's common stock and/or purchasing or selling BWXT's common stock or other securities issued by BWXT in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and (x) are likely to do so during any averaging period related to a conversion of the Notes, following any redemption of the Notes by BWXT or following any repurchase of the Notes by BWXT in connection with any fundamental change and (y) are likely to do so following any repurchase of the Notes by BWXT other than in connection with any such redemption or any such fundamental change if BWXT elects to unwind a corresponding portion of the capped call transactions in connection with such repurchase). This activity could also cause or avoid an increase or a decrease in the market price of BWXT's common stock or the Notes, which could affect a noteholder's ability to convert the Notes and, to the extent the activity occurs during any averaging period related to a conversion of the Notes, it could affect the number of shares of BWXT's common stock and value of the consideration that a noteholder will receive upon conversion of the Notes.

Notices

The Notes and the guarantees will be offered and sold only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. The Notes, the guarantees and any shares of BWXT’s common stock issuable upon conversion of the Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption.

This press release is neither an offer to sell nor a solicitation of an offer to buy the Notes, the guarantees or any shares of BWXT’s common stock issuable upon conversion of the Notes, nor shall there be any offer, solicitation or sale of the Notes, the guarantees or any such shares of BWXT’s common stock issuable upon conversion of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Forward-Looking Statements

BWXT cautions that this press release contains forward-looking statements, including, without limitation, statements regarding the anticipated offering of the Notes, the satisfaction of customary closing conditions, the repayment of indebtedness under its existing credit facility and the other expected use of proceeds, and the entry into the new credit facility. Forward looking statements are based on current expectations and assumptions that are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. BWXT has based its forward-looking statements on information currently available to it and its current expectations, estimates and projections about BWXT, its industries and its business environment. BWXT cautions that these statements are not guarantees of future performance and you should not rely unduly on them as they involve risks, uncertainties and assumptions that BWXT cannot predict. In addition, BWXT has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. While BWXT’s management considers these statements and assumptions to be reasonable, they are inherently subject to numerous factors, most of which are difficult to predict and many of which are beyond BWXT’s control. As a contractor to the U.S. Government, such risks include, without limitation, budget uncertainty, the risk of future budget cuts, the impact of continuing resolution funding mechanisms and the debt ceiling, the potential for government shutdowns and changing funding and acquisition priorities. On October 1, 2025, the U.S. Government entered a partial shutdown, the duration of which is uncertain. If this shutdown were to continue for an extended period, we could be at risk of program cancellations, schedule delays, production halts and other disruptions and nonpayment, which could adversely affect our results of operations. Additionally, we may experience delays in new awards of our products and services which could also adversely affect our results of operations. Accordingly, BWXT’s actual results may differ materially from the future performance that it has expressed or forecast in its forward-looking statements.

For more information on the risks and uncertainties that could cause actual results to differ materially from those anticipated, see the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of BWXT’s Annual Report on Form 10 K for the year ended December 31, 2024 and its subsequent Quarterly Reports on Form 10-Q.

BWXT cautions not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

About BWXT

At BWX Technologies, Inc. (NYSE: BWXT), we are People Strong, Innovation Driven. A U.S.-based company with nearly 10,000 employees, BWXT is a Fortune 1000 and Defense News Top 100 manufacturing and engineering innovator that provides safe and effective nuclear solutions for global security, clean energy, nuclear medicine, space exploration and environmental restoration. In addition, BWXT and its industry partners support the U.S. Department of Energy and National Nuclear Security Administration across numerous sites.

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Media Contact

John Dobken

Senior Manager, Media & Public Relations

202.428.6913 jcdobken@bwxt.com

Investor Contact

Chase Jacobson

Vice President, Investor Relations
980.365.4300 investors@bwxt.com